SUPPLEMENT TO PROSPECTUS DATED AUGUST 14, 1998

SUBORDINATED NOTE INTEREST RATES

EFFECTIVE FEBRUARY 16, 1999

--------------------------------------------------------------------------------------------------------------
                                    BONUS INTEREST RATES
--------------------------------------------------------------------------------------------------------------
PORTFOLIO AMOUNT (1)     $5,000 - $24,999     $25,000 - $49,999      $50,000 - $99,999       Over $100,000
--------------------------------------------------------------------------------------------------------------
                        INTEREST   ANNUAL    INTEREST    ANNUAL     INTEREST    ANNUAL     INTEREST    ANNUAL
        NOTE            RATE %     YIELD %   RATE %      YIELD %    RATE %      YIELD %    RATE %      YIELD %
--------------------------------------------------------------------------------------------------------------
 365-Day Extendible (2)   9.75      9.75      10.00       10.00      10.25       10.25      10.50       10.50
--------------------------------------------------------------------------------------------------------------
One Year Fixed-Term (2)   9.75      9.75      10.00       10.00      10.25       10.25      10.50       10.50
--------------------------------------------------------------------------------------------------------------
Two Year Fixed-Term (3)  10.60     11.03      10.85       11.30      11.10       11.57      11.35       11.84
--------------------------------------------------------------------------------------------------------------
      These interest rates are only applicable to Notes with the listed maturities and principal amounts of $5,000 or more that are purchased on or before March 15, 1999.
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                  STANDARD INTEREST RATES
--------------------------------------------------------------------------------------------------------------
PORTFOLIO AMOUNT (1)     $1,000 - $24,999     $25,000 - $49,999      $50,000 - $99,999       Over $100,000
--------------------------------------------------------------------------------------------------------------
                        INTEREST   ANNUAL    INTEREST    ANNUAL     INTEREST    ANNUAL     INTEREST    ANNUAL
        NOTE            RATE %     YIELD %   RATE %      YIELD %    RATE %      YIELD %    RATE %      YIELD %
--------------------------------------------------------------------------------------------------------------
 365-Day Extendible (2)   9.50      9.50       9.75        9.75      10.00       10.00      10.25       10.25
--------------------------------------------------------------------------------------------------------------
One Year Fixed-Term (2)   9.50      9.50       9.75        9.75      10.00       10.00      10.25       10.25
--------------------------------------------------------------------------------------------------------------
Two Year Fixed-Term (3)  10.35     10.76      10.60       11.03      10.85       11.30      11.10       11.57
--------------------------------------------------------------------------------------------------------------
      These interest rates are only applicable to Notes with the listed maturities and principal amounts of less than $5,000 that are purchased on or before March 15, 1999.
--------------------------------------------------------------------------------------------------------------

(1) The portfolio amount used to determine the applicable interest rate is calculated at the time a Note is purchased by aggregating the principal amounts of all Notes owned at that time by the investor and the investor's immediate family members. Immediate family members are considered to be parents, children, siblings, grandparents and grandchildren. Members of sibling families are also considered immediate family members if both siblings are investors.

(2) Earns simple interest, which results in the Interest Rate and the Annual Yield being equal during the initial term.

(3) Interest compounds quarterly. The Annual Yield calculation assumes that accrued interest is paid annually.

    The interest rates that are applicable to all other Notes are listed in the Supplement effective January 3, 1999.

IMPORTANT REMINDER...

               YOU MUST RESPOND BY MARCH 15, 1999, TO QUALIFY FOR
                  THE .25% INTEREST RATE BONUS DESCRIBED INSIDE.


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                             INTEREST RATE SCHEDULE

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        Includes Interest Rate Bonus Available through March 15, 1999